SEARS CREDIT ACCOUNT TRUST 1991 D
MONTHLY INVESTOR CERTIFICATEHOLDERS' STATEMENT

7.75%  CREDIT ACCOUNT
PASS-THROUGH CERTIFICATES

         Under   the   Pooling   and   Servicing  Agreement  dated  as  of
September 15,1991, by and among Sears, Roebuck and Co.("Sears"), Sears Receivables Financing Group, Inc. and First Trust of Illinois, National Association, asTrustee, the Trustee is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the Trust during the previous month. The information which is require to be prepared with respect to the distribution of February 15, 1996 (the current Distribution Date") and with respect to the performance of the
Trust during the Due Period ended January, 1996          (the "related
Due Period") is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amount for the Trust as a whole.

A.Information Regarding the Current Monthly Distribution
  (Stated on the Basis of $1,000 Original Principal Amount).

  1.The  total  amount of the distribution  to Investor
    Certificateholders on the current Distribution  Date
    per $1,000 interest.....                                       $0.000000000

  2.The amount  of the  distribution set  forth in paragraph
    1  above  in respect  of  interest  on  the  Investor
    Certificates,   per  $1,000  interest.......                   $0.000000000

  3.The amount of the distribution set  forth in paragraph
    1  above  in respect  of  principal  on the  Investor
    Certificates,   per  $1,000  interest...........               $0.000000000

B.Information Regarding the Performance of the Trust.

  1.Collections of Receivables.

    (a)The  aggregate  amount of  Collections  of
       Finance  Charge   Receivables   processed
       during the related Due Period...........                   $9,594,331.27

    (b)The  aggregate   amount of  Collections   of
       Principal   Receivables processed  during the
       related Due Period...........................             $29,144,097.31

    (c)The aggregate amount of Collections of Finance
       Charge    Receivables   processed    during   the
       related  Due  Period  which  were  allocated  in
       respect of  the  Investor  Certificates.....               $7,914,144.12

    (d)The aggregate amount  of  Collections of
       Principal  Receivables  processed  during   the
       related  Due   Period   which   were  allocated
       in  respect of  the  Investor  Certificates....           $22,985,100.88

    (e)The aggregate  amount of Collections of Finance
       Charge  Receivables  processed during the
       related   Due  Period   which   were  allocated
       in  respect  of  the Seller Certificate.....               $1,680,187.15

    (f)The aggregate  amount of Collections  of
       Principal Receivables processed  during  the
       related Due Period which were allocated
       in respect of the Seller Certificate..............         $6,158,996.43


  2.Principal Receivables in the Trust;  Principal
    Funding Account.


    (a)The  aggregate  amount of Principal Receivables
       in  the  Trust as  of  the  end  of the related
       Due Period  (which  reflects  the  Principal
       Receivables  represented  by  both  the  Seller
       Certificate  and  the  Investor  Certificates).....      $616,965,377.00

    (b)The  amount  of   Principal   Receivables   in  the
       Trust  represented   by  the  Investor  Certificates
       (the "Investor Interest") as  of the end  of the
       related  Due Period .................                    $145,833,333.22


    (c)The Investor  Interest  set  forth  in  paragraph
       2(b)  above  as   a  percentage  of  the aggregate
       amount of Principal Receivables  set forth  in
       paragraph  2(a)  above...............................              23.64%

    (d)The  Invested   Amount  as  of  the  end  of  the
       current Distribution Date................................$500,000,000.00

    (e)The  total   amount   to  be deposited   in   the
       Principal   Funding   Account   in  respect   of
       Collections  of  Principal  Receivables  on such
       Distribution Date.............................            $20,833,333.34

    (f)The  total  amount  on  deposit   in  the  Principal
       Funding   Account  in  respect  of  Collections  of
       Principal  Receivables  on such Distribution Date
       (after giving  effect  to the  deposit referred  to
       in paragraph 2(e)).........................              $354,166,666.78


    (g)The total  amount  of  Investment  Income  since
       the  last  Distribution  Date............................  $1,523,317.61

    (h)The  Deficit  Accumulation Amount  (after  giving
       effect to the deposit referred to in paragraph 2(e)                $0.00


  3.Interest Funding Account.

    (a)The  total  amount  to  be  deposited   in   the
       Interest   Funding    Account   in  respect   of
       Certificate Interest on such Distribution  Date..          $3,229,166.67

    (b)The  total  amount  on deposit  in the  Interest
       Funding   Account  in  respect   of   Certificate
       Interest  on   such  Distribution  Date   (after
       giving effect  to  the  deposit  referred  to  in
       paragraph  3 (a)).......................                  $16,145,833.35


  4.Investor Charged-Off Amount.

    (a)The  aggregate  amount of  Receivables charge-
       off as  uncollectible  during  the  related  Due
       Period allocable  to  the Investor  Certificates
       (the  "Investor  Charged-Off Amount")..............          $762,322.71

    (b)The  Aggregate  Investor  Charged-Off  Amount..                    $0.00


  5.Investor Losses; Reimbursement of Charge-Offs.


    (a)The excess of the Investor Charged-Off  Amount
       set  forth in paragraph  3(a) above  over the sum
       of (i) payments in respect of the  Available
       Subordinated  Amount and  (ii) Excess Servicing,
       if any (an "Investor Loss")..............................          $0.00

    (b)The amount of  the  Investor  Loss set  forth  in
       paragraph  4(a)   above,   per  $1,000   interest
       (which  will  have   the  effect  of  reducing,   pro
       rata, the  amount of  each  Investor  Certificate-
       holder's investment).....................................          $0.00

    (c)The total  amount  reimbursed  to   the Trust  in
       the current month from the sum  of the  Available
       Subordinated  Amount  and  Excess  Servicing, if
       any, in respect  of Investor  Losses  in  prior
       months...................................................          $0.00

    (d)The  amount set  forth  in  paragraph  4(c) above,
       per  $1,000 interest  (which  will  have the effect
       of  increasing,  pro  rata,  the  amount  of  each
       Investor Certificateholder's investment)................           $0.00

    (e)The  aggregate  amount  of  Investor   Losses  in
       the Trust  as  of  the  end  of  the  current
       Distribution Date........................................          $0.00

    (f)The  amount set  forth in  paragraph  4(e)  above,
       per $1,000  interest (which  will  have the effect
       of reducing,  pro  rata,   the  amount of each
       Investor  Certificateholder's  investment)..............           $0.00


  6.Investor Servicing Fee.

       The  aggregate  amount  of  the Investor Monthly
       Servicing  Fee  payable  by  the Trust  to  the
       Servicer for the related Due Period....................      $277,777.78


  7.Available Subordinated Amount.

    (a)The  amount  available  to  be  applied  pursuant
       to Section  4.03  as  of the  end  of the current
       Distribution Date........................................ $42,500,000.00

    (b)The  amount set  forth in  paragraph   6(a) above
       as  a  percentage  of  the Invested  Amount.......                  8.50%


  8.Investor Excess Spread Analysis
                                                 $                   % (1)


    Allocated Yield (2)                    $9,437,461.73                  22.65%

    Less:
      Certificate Interest (3)             $3,229,166.67                   7.75%
      Servicing Fees (4)                     $277,777.78                   0.67%
      Allocated Charge-Offs (5)              $762,322.71                   1.83%

    Subtotal                               $4,269,267.16                  10.25%

    Excess Spread                          $5,168,194.57                  12.40%

    (1) Annualized percentage of the Invested Amount at the beginning of the related Due Period.
    (2)    Section B1(c) plus Section B2(g) above
    (3)    See Section B3(a) above
    (4)    See Section B6 above
    (5)    See Section B4(a) above

  Note:  Payment rate (aggregate collections/beg. receivables
             balance) for the related Due Period:                          6.29%


  9.Summary Delinquency Aging Information

       The aging of delinquent receivables is summarized
       as follows (1):
                                          January, 1996
       Delinquencies as a % of balances
          60 - 89 days past due...........          1.62%
          90 - 119 days past due..........          1.08%
          120 days or more past due.......          1.83%
       Total Delinquencies                          4.53%

    (1)An account is considered delinquent when it is past due a total of three or more scheduled monthly payments. Delinquencies as of the end of each month are divided by balances at the beginning of each such month.


C.The Pool Factor.

    The  Pool  Factor  (which  represents  the  ratio  of  the
    amount  of  the  Invested   Amount  as  of   the  end  of
    the   day  on   the   current   Distribution   Date   to  the
    amount  of  the  Investor   Interest  as   of  the  Closing
    Date).   The    amount   of   an    Investor    Certificate-
    holder's   pro  rata   share   of   the   Invested   Amount
    can   be    determined    by   multiplying    the   original
    denomination   of   the   Holder's   Investor   Certificate
    by the Pool Factor..........................................      1.0000000

                FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION
                 as Trustee

                By:/S/ G.M. Carroll
                Title: Vice President